EXHIBIT 21
BELO CORP. SUBSIDIARIES
(as of December 31, 2005)

Al Dia, Inc.	KMSB-TV, Inc.
Arizona NewsChannel, LLC	KONG-TV, Inc.
Belo Advertising Customer Services, Inc.	KOTV, Inc.
Belo CNC, Inc.	KSKN Television, Inc.
Belo Capital Bureau, Inc.	KTTU-TV, Inc.
Belo Company (The)	KTVK, Inc.
Belo Enterprises, Inc.	KVUE Television, Inc.
Belo Expositions, Inc.	King Broadcasting Company
Belo HG Company, Inc.	King News Corporation
Belo HNC General Partner, Inc.	Local News on Cable, L.L.C. (*)
Belo HNC Limited Partner, Inc.	MSA.com, LLC
Belo Havana Bureau, Inc.	Mas Arizona, L.L.C. (*)
Belo Holdings, Inc.	Media Acquisition Corporation
Belo IP General Partner, Inc.	Media Acquisition Partners, L.P.
Belo IP Holdings, Inc.	NBC Weather Plus Network LLC (*)
Belo Interactive, Inc.	NTV, Inc.
Belo Investment Corporation	New Path Media, Inc.
Belo Investments II, Inc.	News-Texan, Inc.
Belo Kentucky, Inc.	Northwest Cable News, Inc.
Belo Management Services, Inc.	Owensboro Messenger-Inquirer, Inc.
Belo Mexico, Inc.	PJ Health Programming, Inc.
Belo Mexico, LLC	PJ Programming, Inc.
Belo Productions, Inc.	PJNPC, L.L.C.
Belo SANC General Partner, Inc.	Partner Stations Network, L.P. (*)
Belo SANC Limited Partner, Inc.	Press-Enterprise Company
Belo San Antonio, Inc.	Providence Holdings, Inc.
Belo TV, Inc.	Providence Journal Company (The)
Belo Ventures, Inc.	Providence Journal Satellite Services, Inc.
Belocorp de Mexico, S. de R. L. de C.V.	Rhode Island Monthly Communications, Inc.
Blue Ridge Tower Corporation (*)	Rural Oregon Wireless Television (*)
Broadcast Sales Academy (*)	Skyline Tower, LLC (*)
Bryan Publishing, Inc.	TDMN New Products, Inc.
Colony Cable Networks, Inc.	Texas Cable News, Inc.
Colony/Linkatel Networks, Inc.	Texas Tall Tower Corporation (*)
Colony/PCS, Inc.	Travis Tower, LLP (*)
Corporate Arena Associates, Inc.	UBTV, Inc. (*)
DFW Printing Company, Inc.	Universal Belo Productions (*)
DMI Acquisition Sub, Inc.	WCNC-TV, Inc.
Dallas Morning News Holdings, Inc. (The)	WFAA Holdings, Inc.
Dallas Morning News of Texas, Inc. (The)	WFAA of Texas, Inc.
Dallas Morning News, L.P. (The)	WFAA-TV, L.P.
Denton Publishing Company	WVEC Television, Inc.
Falcon Holding Group, L.P. (*)	WWL-TV, Inc.
Fountain Street Corporation	WWL-TV/Cox Joint Venture (*)
Hill Tower, Inc. (*)	Washington Street Garage Corporation
KASW-TV, Inc.	Weather Network Affiliates Company, LLC (*)
KENS-TV, Inc.
KHOU Holdings, Inc.
KHOU of Texas, Inc.
KHOU-TV, L.P.
KMOV-TV, Inc.
The list excludes charitable organizations.
(*) Not-wholly owned.